SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: March 22, 1999
                        (Date of earliest event reported)



                                DCAP Group, Inc.
               (Exact name of Registrant as specified in charter)



           Delaware                  0-1665                   36-2476480
(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
incorporation)                                       Number)

                 90 Merrick Avenue, East Meadow, New York 11554
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (516) 794-6300












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Item 5.           Other Events.

                  The preliminary unaudited combined results of operations for Dealers Choice Automotive Planning Inc. ("DCAP") and its affiliated entities (collectively, the "DCAP Companies") for the fiscal year ended December 31, 1998 reflect a loss before provision for income taxes and minority interest of approximately $1,400,000. Of such loss, approximately $260,000 relates to expenses incurred in connection with the transfer of ownership interests in the DCAP Companies to DCAP Group, Inc. (the "Company") and approximately an additional $60,000 represents interest charges with respect to loans received by DCAP from the Company prior to the closing of the acquisition.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DCAP GROUP, INC.


Dated:   March 23, 1999               By: /s/ Kevin Lang
                                          ---------------------------------
                                          Kevin Lang, President





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